UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2016 (March 18, 2016)

WP GLIMCHER INC.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2016 (the “Approval Date”), the Compensation Committee (the “Committee”) of the WP Glimcher Inc. (“WPG” or the “Registrant”) Board of Directors approved amendments to the employment agreements for Messrs. Michael P. Glimcher, the current Vice Chairman and Chief Executive Officer of WPG, and Mark E. Yale, the current Executive Vice President and Chief Financial Officer of WPG. The amendments revise the provisions in the employment agreements of Messrs. Yale and Glimcher that address annual equity awards to allow restricted stock units to serve as the compensation currency for such awards (or such other securities/instruments that the Committee deems appropriate) instead of only LTIP units. The amendments also modify the notice provision in Mr. Yale’s agreement to change WPG’s name from its former name to its current name and modify the provision in Mr. Glimcher’s agreement concerning the reimbursement of legal fees in the event of a dispute over the agreement to correct a typographical error. Each of the amendments by its terms is effective as of the Approval Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

Date: March 23, 2016
/s/ Melissa A. Indest
Melissa A. Indest
Senior Vice President, Finance & Chief Accounting Officer

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